UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2019

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	GEL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures under Item 8.01 of this Current Report on Form 8-K relating to the Credit Agreement Amendment are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 23, 2019 (the “Effective Date”), Genesis Energy, L.P. (“Genesis”) issued a press release announcing the matters described under Item 8.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On the Effective Date, Genesis, through an unrestricted subsidiary, entered into an amended and restated limited liability company agreement and securities purchase agreement whereby certain funds affiliated with GSO Capital Partners LP have purchased $55,000,000 and committed to purchase, during a three-year commitment period, up to an additional $295,000,000 of preferred interests in Genesis Alkali Holdings Company, LLC (“Holdings”), the entity that holds Genesis’ trona and trona-based exploring, mining, processing, producing, marketing and selling business, including its Granger facility near Green River, Wyoming. Each additional purchase of preferred interests is subject to the satisfaction of customary closing conditions. Holdings will use the net proceeds from the sales of preferred interests to fund the expansion of the Granger facility. Preferred holders will receive payment-in-kind in lieu of cash during the anticipated construction period.

In connection with the sale of preferred interests, on the Effective Date, Genesis entered into a Ninth Amendment (the “Credit Agreement Amendment”) to the Fourth Amended and Restated Credit Agreement (as amended prior to the date hereof, the “Credit Agreement”) and Third Amendment to Fourth Amended and Restated Guarantee and Security Agreement, among Genesis, as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, the lenders and other parties party thereto, which Credit Agreement Amendment, among other things, amended the Credit Agreement to permit the entry into and performance of the transaction agreements by Genesis and its subsidiaries and to designate Holdings and its subsidiaries as unrestricted subsidiaries under the Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1. The representations and warranties of Genesis in the Credit Agreement Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis in the Credit Agreement Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

10.1

Ninth Amendment to Fourth Amended and Restated Credit Agreement and Third Amendment to Fourth Amended and Restated Guarantee and Collateral Agreement, dated as of September 23, 2019, among Genesis Energy, L.P., as the borrower, the other Grantors party thereto, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders and other parties party thereto.

99.1	Press release dated September 23, 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2019		GENESIS ENERGY, L.P.
(a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

	By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer